      POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that I, Gary W. Banbury, hereby constitute and appoint Wendy Cassity, Morgan Walbridge and Jason Day, and each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for me and in my name, place and stead, to sign any reports on Form 3
(Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in
Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership
of Securities), and to sign any Forms ID, relating to transactions by me in Common Shares or other securities of Thompson Creek Metals Company Inc. and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.  The undersigned acknowledges that the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned and are not assuming any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.  This Power of Attorney shall be effective until such time as I deliver a written revocation thereof to the above-named attorneys-in-fact and agents.

Dated: March 2, 2011     /s/ Gary W. Banbury
       Gary W. Banbury